Exhibit 99.1

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

FOR IMMEDIATE RELEASE	Date: May 5, 2008
From: Jeffrey T. Bowman
Chief Executive Officer

Crawford Reports Substantial Improvement in 2008 First Quarter Results

Net Income Rises 174% on Revenue Growth of 5%

Crawford & Company (NYSE: CRDA and CRDB), the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the first quarter ended March 31, 2008.

Consolidated Results

First quarter 2008 consolidated revenues before reimbursements totaled $255.5 million compared to $243.6 million in the 2007 first quarter. First quarter 2008 net income was $9.1 million compared to net income of $3.3 million for the 2007 first quarter. First quarter 2008 basic and diluted earnings per share were $0.18 compared to $0.07 in the prior-year quarter. During the 2007 first quarter, the Company recognized a gain on disposal of assets of $2.5 million, net of related income taxes, or $0.05 per share, as a result of the sale of the Company’s subrogation services unit.

Crawford’s operating cash flows for the 2008 first quarter reflected cash used in operations of $4.1 million compared to cash used in the prior year period of $32.2 million. This improvement was primarily due to higher net income, a reduction in the growth of accounts receivable balances, and lower payments for accounts payable and accrued liabilities. The Company’s consolidated cash and cash equivalent position as of March 31, 2008 totaled $42.8 million.

Effective with the 2008 first quarter, the Company realigned its internal reporting structure to include the results of its Strategic Warranty Services business within its U.S. Property & Casualty segment. This business was previously managed as a component of the Legal Settlement Administration segment. All prior period segment results have been restated to reflect this change.

International Operations

First quarter 2008 revenues before reimbursements for the International Operations segment grew to $106.7 million from $83.9 million for the same period in 2007. Compared to the 2007 first quarter, during the current quarter the U.S. dollar was weaker against most major foreign currencies, resulting in a net exchange rate benefit in the current quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $97.2 million in the 2008 first quarter, reflecting growth in

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

revenues on a constant dollar basis of 15.8%. International operating expenses increased by $17.7 million in U.S. dollars, a 22.2% increase, and by 11.2% on a constant dollar basis. Operating earnings improved to $9.0 million in the current quarter, more than doubling last year’s first quarter operating earnings of $4.0 million. The related operating margin was 8.4% in the 2008 first quarter, improving from the 4.7% operating margin in the 2007 first quarter.

U.S. Property & Casualty

U.S. Property & Casualty revenues before reimbursements were $49.5 million in the first quarter of 2008 compared to $51.0 million in the 2007 first quarter. Revenues generated by the Company’s catastrophe adjuster group were $1.9 million in both the 2008 and 2007 first quarters. The prior-year quarter included $375,000 in revenues generated by the Company’s subrogation services unit which was sold February 28, 2007. Operating earnings in the U.S. Property and Casualty segment improved to $5.9 million, or 12.0% of revenues, compared to $3.4 million, or 6.6% of revenues in the 2007 first quarter.

Broadspire

Revenues before reimbursements from the Broadspire segment were $80.3 million in the 2008 first quarter compared to $84.5 million generated in the 2007 quarter. In the 2008 first quarter, the Broadspire segment’s operating earnings improved to $1.7 million, or 2.2% of revenues from a loss in the prior-year period of ($681,000), or (0.8%) of revenues.

Legal Settlement Administration

Legal Settlement Administration revenues before reimbursements were $19.0 million for the 2008 first quarter, compared to $24.2 million in the 2007 quarter. Operating earnings totaled $2.5 million in the 2008 first quarter, or an operating margin of 13.2% of revenues, compared to $2.6 million, or 10.9% of revenues, in the prior-year period. The segment’s awarded project backlog totaled approximately $50.5 million at March 31, 2008 as compared to $31.1 million at March 31, 2007.

Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, “Our first quarter 2008 operating results reflect strong performance despite a difficult U.S. economic environment. Our consolidated revenues before reimbursements improved by nearly 5% on the strength of our international business.”

“We were also pleased with our net income growth during the 2008 first quarter, which was achieved primarily through strong cost reduction initiatives that were implemented in 2007. This is the highest quarterly earnings excluding special credits we have generated since the 2001 second quarter. Our selling, general and administrative (“SG&A”) costs declined by 8% in the quarter reflecting the recovery of a previously written-off accounts receivable balance and lower self-insurance expenses as well as the benefit of synergies we realized in the Broadspire acquisition. As a percentage of revenues before reimbursements, SG&A costs were 19.8% in the 2008 first quarter, down from 22.6% in the prior-year quarter.”

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

Mr. Bowman concluded, “Despite challenging macro trends in the U.S. property & casualty and workers’ compensation markets, our outlook for 2008 is for a significant improvement in consolidated operating results over 2007 even on modest overall sales gains, as we focus on improving our efficiency. This company and management team is committed to managing our operations toward improved operating performance throughout the year, while at the same time continuing to enhance our industry-leading quality.”

Crawford & Company updated its guidance for 2008 as follows:

•	Consolidated revenues before reimbursements between $990 million and $1.02 billion.

•	Consolidated operating earnings between $56.8 million and $61.6 million.

•

After reflecting stock-based compensation expense, net corporate interest expense, intangible asset amortization expense, and income taxes, consolidated net income on a GAAP basis between $20.2 million and $23.3 million, or $0.40 to $0.46 per share.

Crawford & Company’s management will host a conference call with analysts on Monday, May 5, 2008 at 3:00 P.M. EDT to discuss quarterly earnings and other developments. The call will be recorded and available for replay through May 12, 2008. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The access code is 44899872. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

Further information regarding the Company’s financial position, operating results, and cash flows for the quarter ended March 31, 2008 is shown on the attached unaudited statements. Operating earnings (a non-GAAP financial measure) is the key financial performance measure used by the Company’s senior management to evaluate the performance of its segments and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate operating performance using the same criteria that management uses. Operating earnings exclude net corporate interest expense, stock option expense, income tax expense, amortization of customer relationship intangible assets, unallocated corporate and shared costs and certain other charges and credits. Net corporate interest expense, stock option expense and income taxes are recurring components of the Company’s net income, but they are not considered part of operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions made by the Company, stock option expense relates to historically granted stock options which are not allocated to operating segments, and income taxes are based on statutory rates in effect in each of the locations where the Company provides services and vary throughout the world. Amortization expense relates to non-cash amortization of customer relationship intangible assets resulting from business combinations. These costs

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

are not allocated to the segments for assessing performance. None of the aforementioned costs relate directly to the performance of the Company’s services and are therefore excluded in order to accurately assess the results of segment operating activities on a consistent basis. Certain other credits and charges represent events (gain on disposal of assets, loss on extinguishment of debt, etc.) that are not considered part of segment operating earnings since they historically have not regularly impacted the Company’s operating performance and are not expected to regularly impact future performance. Following is a reconciliation of segment operating earnings (loss) to consolidated net income on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented:

	Quarter ended
	March 31, 2008	% Margin	March 31, 2007	% Margin
Operating Earnings (Loss):
U.S. Property & Casualty	$5,949	12.0%	$3,376	6.6%
International Operations	8,987	8.4	3,964	4.7
Broadspire	1,747	2.2	(681)	(0.8)
Legal Settlement Administration	2,497	13.2	2,636	10.9
Unallocated corporate and shared (costs) credits	651	0.3	(1,772)	(0.7)
Add/(Deduct):
Other credit	—	—	3,978	1.6
Stock option expense	(195)	(0.1)	(295)	(0.1)
Amortization expense	(1,508)	(0.6)	(1,436)	(0.6)
Net corporate interest expense	(4,416)	(1.7)	(4,368)	(1.8)
Income taxes	(4,644)	(1.8)	(2,095)	(0.9)

Net income	$9,068	3.5	$3,307	1.4

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 locations in 63 countries. Major service lines include property and casualty claims management, integrated claims and medical management for workers’ compensation, legal settlement administration, including class action and bankruptcy claims administration, warranty inspections and risk management information services. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDB.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter ended March 31, 2008 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a discussion regarding factors which could affect the Company’s financial performance, see the Company’s Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission, in particular the information under the headings “Business,” “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company’s actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In Thousands, Except Per Share Amounts)

Quarter Ended March 31	2008	2007	% Change
Revenues:
Revenues Before Reimbursements	$255,512	$243,608	5%
Reimbursements	19,161	19,416	-1%

Total Revenues	274,673	263,024	4%

Costs and Expenses:
Cost of Services Before Reimbursements	186,743	182,707	2%
Reimbursements	19,161	19,416	-1%

Total Cost of Services	205,904	202,123	2%

Selling, General, and Administrative	50,641	55,109	-8%
Corporate Interest Expense, Net	4,416	4,368	1%

Total Costs and Expenses	260,961	261,600	0%

Gain on Disposal of Subrogation Business	—	3,978	nm

Income Before Income Taxes	13,712	5,402	154%
Income Taxes	4,644	2,095	122%

Net Income	$9,068	$3,307	174%

Earnings Per Share - Basic and Diluted	$0.18	$0.07	173%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	50,575	50,390

Diluted Earnings Per Share	50,666	50,490

Cash Dividends Declared Per Share:
Class A Common Stock	$0.00	$0.00
Class B Common Stock	$0.00	$0.00

nm = not meaningful

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT

Quarter Ended March 31

Unaudited

(In Thousands, Except Percentages)

	U.S. Property & Casualty		%	International		%	Broadspire		%	Legal Settlement Administration		%
	2008	2007	Change	2008	2007	Change	2008	2007	Change	2008	2007	Change
Revenues Before Reimbursements	$49,510	$50,996	-2.9%	$106,710	$83,940	27.1%	$80,313	$84,520	-5.0%	$18,979	$24,152	-21.4%

Compensation & Benefits	30,577	33,166	-7.8%	73,857	58,886	25.4%	45,414	49,954	-9.1%	9,269	10,876	-14.8%
% of Revenues	61.8%	65.1%		69.2%	70.2%		56.5%	59.1%		48.8%	45.0%

Expenses Other than Reimbursements, Compensation & Benefits	12,984	14,454	-10.2%	23,866	21,090	13.2%	33,152	35,247	-5.9%	7,213	10,640	-32.2%
% of Revenues	26.2%	28.3%		22.4%	25.1%		41.3%	41.7%		38.0%	44.1%

Total Operating Expenses	43,561	47,620	-8.5%	97,723	79,976	22.2%	78,566	85,201	-7.8%	16,482	21,516	-23.4%

Operating Earnings (Loss) (1)	$5,949	$3,376	76.2%	$8,987	$3,964	126.7%	$1,747	$(681)	356.5%	$2,497	$2,636	-5.3%
% of Revenues	12.0%	6.6%		8.4%	4.7%		2.2%	-0.8%		13.2%	10.9%

(1)	A non-GAAP financial measurement which represents earnings (loss) before net corporate interest expense, amortization of customer-relationship intangible assets, stock option expense, income tax expense, unallocated corporate and shared costs, and gains on asset sales.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2008 and December 31, 2007

(In Thousands)

	Unaudited	*
	March 31 2008	December 31 2007
Assets
Current Assets:
Cash and Cash Equivalents	$42,841	$50,855
Accounts Receivable, Net	191,078	178,528
Unbilled Revenues, Net	130,948	136,652
Prepaid Expenses and Other Current Assets	18,638	16,717

Total Current Assets	383,505	382,752

Property and Equipment	152,161	153,733
Less Accumulated Depreciation	(104,730)	(104,467)

Net Property and Equipment	47,431	49,266

Other Assets:
Goodwill	262,319	263,769
Intangible Assets Arising from Business Acquisitions, Net	116,932	118,678
Capitalized Software Costs, Net	41,690	40,032
Deferred Income Tax Assets, Net	18,607	18,923
Other Noncurrent Assets	28,449	29,362

Total Other Assets	467,997	470,764

Total Assets	$898,933	$902,782

Liabilities and Shareholders' Investment
Current Liabilities:
Short-Term Borrowings	$35,015	$29,389
Accounts Payable	38,513	39,601
Accrued Compensation and Related Costs	58,660	69,655
Other Accrued Current Liabilities	56,826	57,360
Self-Insured Risks	18,030	18,290
Accrued Income Taxes	14,431	10,435
Deferred Revenues	64,575	64,363
Current Installments of Long-Term Debt and Capital Leases	2,313	2,475

Total Current Liabilities	288,363	291,568

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	182,955	183,449
Deferred Revenues	56,315	58,925
Self-Insured Risks	19,108	18,439
Postretirement Medical Benefit Obligation	1,970	1,898
Accrued Pension Liabilities	74,362	76,977
Other Noncurrent Liabilities	12,328	12,265

Total Noncurrent Liabilities	347,038	351,953

Minority Interest in Equity of Consolidated Affiliates	4,899	5,046

Shareholders' Investment:
Class A Common Stock, $1.00 Par Value	26,191	25,935
Class B Common Stock, $1.00 Par Value	24,697	24,697
Additional Paid-in Capital	19,743	19,057
Retained Earnings	232,955	223,793
Accumulated Other Comprehensive Loss	(44,953)	(39,267)

Total Shareholders' Investment	258,633	254,215

Total Liabilities and Shareholders' Investment	$898,933	$902,782

*	Derived from the audited Consolidated Balance Sheet

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Quarter Ended March 31, 2008 and March 31, 2007

Unaudited

(In Thousands)

	2008	2007
Cash Flows From Operating Activities:
Net Income	$9,068	$3,307
Reconciliation of Net Income to Net Cash Used In Operating Activities:
Depreciation and Amortization Expense	7,336	7,265
Stock-Based Compensation Costs	962	687
Loss on Sales of Property and Equipment, net	21	78
Gain on Sale of Subrogation Business	—	(3,978)
Changes in Operating Assets and Liabilities, net of effects of acquisitions and disposition:
Accounts Receivable, net	(13,987)	(1,529)
Unbilled Revenues, net	3,849	(11,366)
Accrued Income Taxes	3,696	1,387
Accounts Payable and Accrued Liabilities	(3,424)	(16,895)
Deferred Revenues	(2,225)	(5,946)
Accrued Retirement Costs	(8,369)	(4,211)
Prepaid Expenses and Other Operating Activities	(1,064)	(1,024)

Net Cash Used In Operating Activities	(4,137)	(32,225)

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment, net	(2,149)	(3,240)
Capitalization of Computer Software Costs	(4,384)	(2,675)
Proceeds from Sale of Investment Security	—	5,000
Proceeds from Sale of Subrogation Business	—	5,000
Other Investing Activities	—	(762)

Net Cash (Used In) Provided By Investing Activities	(6,533)	3,323

Cash Flows From Financing Activities:
Increase in Short-Term Borrowings, net	3,567	2,168
Payments on Long-Term Debt and Capital Lease Obligations	(732)	(780)
Other Financing Activities	(20)	(6)

Net Cash Provided by Financing Activities	2,815	1,382

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(159)	921

Decrease in Cash and Cash Equivalents	(8,014)	(26,599)
Cash and Cash Equivalents at Beginning of Period	50,855	61,674

Cash and Cash Equivalents at End of Period	$42,841	$35,075